SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 4, 2007
Date of Report (Date of earliest event reported)
PAYLESS SHOESOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770 (Commission File Number)	43-1813160 (IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Performance Share Unit Agreement
CEO Restricted Stock Award Agreement
Amendment to Employment Agreement with Matthew E. Rubel
Amendment to Change of Control Agreement with Matthew E. Rubel

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 24, 2007, the Compensation, Nominating & Governance Committee of the Board of Directors of Payless ShoeSource, Inc. (the “Committee”) approved awards of performance share units and restricted shares of the Corporation’s Common stock to the Chief Executive Officer & President and performance share units to certain senior level officers with a grant date of June 4, 2007. The awards to Chief Executive Officer & President, Matthew E. Rubel, are made in exchange for Mr. Rubel’s waiver of any rights to benefits under the Payless ShoeSource, Inc. Supplementary Retirement Plan, or any successor plan.
The performance share unit grants made to the Chief Executive Officer & President and other senior level officers are subject to the achievement of pre-established performance goals for the performance period beginning June 4, 2007 and ending May 31, 2010 (the “Performance Period”). The Committee granted 166,182, 14,296, 11,771, performance share units to Mr. Rubel, Mr. Pavelka, and each of Mr. Massey, Mr. Lentz, and Mr. Porzig, respectively.
The table below set forth the number of shares of the Corporation’s Common stock to be issued upon vesting of the performance share unit awards at the end of the Performance Period based upon the highest level of stock appreciation during the Performance Period which is maintained based upon closing stock price for a 20 consecutive trading day period (the “Appreciation Period).

Stock Price Appreciation over June 4, 2007 Closing Price	Award Payout per performance share unit
Less than or equal to 25%	NONE
Greater than 25% but less than 50%	0.5 shares
Greater than 50% but less than 75%	1.0 shares
Greater than 75% but less than 100%	1.25 shares
Greater than 100%	1.5 shares
For each performance share unit grant, the Committee reserves the right to cancel all or part of the award, at its sole discretion, based on relevant facts and circumstances. Awardees of performance share units remain eligible for a prorated portion of their award payout at the end of the performance period in the event of retirement, death or disability prior to completion of the performance period. The performance share unit awards will be settled in cash in the event of a change of control of the Company. The grants of performance share unit and restricted shares of the Corporation’s Common Stock are each made under the Payless ShoeSource, Inc. 2006 Stock Incentive Plan.
The 30,294 shares of the Corporation’s restricted stock approved for the Chief Executive Officer & President will cliff vest after a three year period ending May 31, 2010 and if Mr. Rubel has not voluntarily terminated his employment with the Corporation.
Contemporaneous with the June 4, 2007 award grants to Matthew E. Rubel, the Corporation and he executed an amendment to his employment agreement and change of control agreement. The amendments to these agreements specify that Mr. Rubel will not be entitled to benefits under the Payless ShoeSource, Inc. Supplementary Retirement Plan or any successor plan.
The foregoing descriptions of the performance share unit, restricted stock award agreements and amendment to Matthew E. Rubel’s employment and change of control agreements, respectively, do not purport to be complete and are qualified in their entirety by reference to the related documents filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively. Such documents are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT #	DESCIPTION

10.1	Form of Performance Share Unit Agreement

10.2	CEO Restricted Stock Award Agreement

10.3	Amendment to Matthew E. Rubel’s Employment Agreement

10.4	Amendment to Matthew E. Rubel’s Change of Control Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLESS SHOESOURCE, INC.
Date: June 5, 2007	By:	/s/ Ullrich E. Porzig
Ullrich E. Porzig
Senior Vice President Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCIPTION

10.1	Form of Performance Share Unit Agreement

10.2	Form of CEO Restricted Stock Award Agreement

10.3	Amendment to Matthew E. Rubel’s Employment Agreement

10.4	Amendment to Matthew E. Rubel’s Change of Control Agreement